SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CEREPLAST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

CEREPLAST, INC.

2012

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

December 7, 2012

at 9:00 a.m. Pacific Time

DoubleTree Hotel, 1985 East Grand Ave.

El Segundo, CA 90245-5015

CEREPLAST, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 7, 2012

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Cereplast, Inc. (the “Company”) will be held at the DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015, on Friday, December 7, 2012, at 9:00 a.m. Pacific Time, to consider the following proposals:

1.	To elect the five director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders;

2.	To ratify the appointment of HJ Associates & Consultants, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012;

3.	To approve a stock purchase agreement between the Company and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., dated August 24, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith;

4.	To approve a note purchase agreement between the Company and Hanover Holding I, LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith;

5.	To approve an exchange agreement with Magna Group LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith;

6.	To approve an amendment to the Articles of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-twelve, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Annual Meeting; and

7.	To act on such other matters as may properly come before the meeting or any adjournment there.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote “FOR” Proposals 1 — 6. The Company intends to mail the Annual Report, Proxy Statement and Proxy Card enclosed with this notice on or about             , 2012 to all stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on October 12, 2012 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the Annual Meeting will be available at the principal office of the Company during usual business hours, for examination by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the date thereof. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy Card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 7, 2012. The Proxy Statement and our 2011 Annual Report on Form 10-K are available at: http://viewproxy.com/cereplast/2012

By Order of the Board of Directors

/s/ Frederic Scheer

Frederic Scheer
Chief Executive Officer and Chairman of the Board of Directors

Cereplast, Inc.

300 N. Continental Blvd., Suite 100

El Segundo, California 90245

(310) 615-1900

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cereplast, Inc. (“Cereplast”, the “Company”, “we”, “us” or “our”) to be voted at the Annual Meeting of Stockholders (“Annual Meeting”) which will be held at the DoubleTree Hotel, 1985 East Grand Ave., El Segundo, CA 90245-5015 on Friday, December 7, 2012, at 9:00 a.m. Pacific Time, and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about             , 2012.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

RECORD DATE

Stockholders of record at the close of business on October 12, 2012, will be entitled to receive notice of, attend and vote at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

The Company has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•	the Proxy Card or vote instruction form for the Annual Meeting.

What is the Proxy Card?

The Proxy Card enables you to appoint Frederic Scheer, our Chief Executive Officer and Chairman of the Board of Directors, as your representatives at the Annual Meeting. By completing and returning a Proxy Card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the Proxy Card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of five persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the Bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of HJ Associates & Consultants, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012, (iii) approval of a stock purchase agreement between the Company and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., dated August 24, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith, (iv) approval of a note purchase agreement between the Company and Hanover Holding I, LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith, (v) approval of an exchange agreement with Magna Group LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith, and (vi) approval of an amendment to the Articles of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-twelve, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Annual Meeting. In addition, management will report on the performance of the Company during fiscal year 2011 and respond to questions from stockholders.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were 28,984,907 shares of our common stock issued and outstanding. Thus, the presence of the holders of 14,492,454 issued and outstanding shares of common stock will be required to establish a quorum.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on October 12, 2012, your shares were registered directly in your name with our transfer agent, Computershare, you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the Proxy Card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a Proxy Card to ensure that your vote is counted.

If on October 12, 2012, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice of Annual Meeting and Proxy Statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Telephone. You may vote by calling the toll free number found on the Proxy Card.

•	By Mail. You may vote by completing, signing, dating and returning your Proxy Card in the pre-addressed, postage-paid envelope provided.

•	In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed Proxy Card.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or “broker non-votes” do not constitute a vote “for” or “against” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and “broker non-votes” will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, the proposed ratification of HJ Associates & Consultants, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, and the reverse stock split, are considered “routine” matters. Accordingly, brokers are entitled to vote uninstructed shares with respect to these proposals.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

•	sign and return a Proxy Card without giving specific voting instructions,

then the proxy holder will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holder may determine in his discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the ratification of HJ Associates & Consultants, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and the reverse stock split, but cannot vote on non-routine matters, such as the election of directors, approval of the stock purchase agreement between the Company and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., dated August 24, 2012, and issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith, approval of a note purchase agreement between the Company and Hanover Holding I, LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith, and approval of an exchange agreement with Magna Group LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith.

What are the Board’s recommendations?

The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•

for election of the five (5) directors nominated by the Company to hold office subject to the provisions of the Bylaws of the Company, until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	for ratification of the appointment of HJ Associates & Consultants, LLP as the Company’s independent auditors for fiscal year 2012;

•

for approval of a stock purchase agreement between the Company and Ironridge Technology Co., a division of Ironridge Global IV, Ltd., dated August 24, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith;

•

for approval of a note purchase agreement between the Company and Hanover Holding I, LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith;

•

for approval of a an exchange agreement with Magna Group LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith; and

•

for approval of an amendment to the Articles of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-twelve, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Annual Meeting.

With respect to any other matter that properly comes before the meeting, the proxy holder will vote as recommended by the Board of Directors or, if no recommendation is given, in his own discretion.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

Only one copy of the Company’s 10-K for the fiscal year ending December 31, 2011 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Company’s 10-K for the fiscal year ending December 31, 2011 and this Proxy Statement upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Cereplast, Inc., 300 N. Continental Blvd., Suite 100, El Segundo, California 90245; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our Board of the five nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth information regarding the beneficial ownership of our common stock as of October 12, 2012. The information in this table provides the ownership information for:

•	each person known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors;

•	each of our executive officers; and

•	our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 28,984,907 shares outstanding on October 12, 2012, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, who are presently exercisable or will become exercisable within 60 days after October 12, 2012

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Frederic Scheer (1)	2,903,784	10.0%
Mark Barton	69,614	*
Kelvin Okamoto	32,423	*
Michael Okada	12,565	*
Jacques Vincent	38,500	*
Craig Peus	15,000	*
Franklin Hunt	12,500	*
Paul Pelosi, Jr.	—	*
All officers and directors as a group	3,084,386	10.6%

*	Less than one percent.
(1)	Mr. Scheer beneficially owns such shares jointly with his wife, Jocelyne Scheer and through their private foundation The Frederic & Jocelyne Scheer Foundation.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer and other key executives, visits to the Company’s facilities, by reading the reports and other materials that we send them and by participating in Board meetings. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Biographical information about our director nominees is provided in “Proposal No. 1 — Proposal for the Election of Five Directors”. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Our Board currently consists of five persons, all of whom have been nominated by the Company to stand for election. Our current Board of Directors consists of the following persons:

Name	Age
Frederic Scheer	58
Jacques Vincent	65
Craig Peus	39
Franklin Hunt	62
Paul Pelosi	43

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, our directors have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2011, our Board held a total of 8 regularly scheduled and special meetings, the Audit Committee held 4 meetings, the Compensation Committee held 6 meetings and the Nominating and Corporate Governance Committee held 2 meetings. None of our incumbent directors attended less than 100% of the Board or committee meetings.

Policy Regarding Attendance at Annual Meetings of Stockholders

Cereplast does not have a policy with regard to board members’ attendance at annual meetings.

Audit Committee

The Audit Committee of the Board of Directors reviews the internal accounting procedures of our company and consults with and reviews the services provided by our independent accountants. The Audit Committee is currently comprised of Franklin Hunt as its Chairman, Jacques Vincent and Craig Peus. The Board of Directors has determined that Franklin Hunt is the audit committee financial expert.

Compensation Committee

The Compensation Committee of the Board of Directors:

•	Reviews and recommends to the board the compensation and benefits of our executive officers;

•	Administers our stock option plans; and

•	Establishes and reviews general policies relating to compensation and employee benefits.

Our Compensation Committee is currently comprised of Mr. Craig Peus as its Chairman and Mr. Jacques Vincent.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board. The Committee’s duties also includes the development and recommendation to the Board of Directors of corporate governance principles that are applicable to the Company, and is responsible for leading an annual review of the Board’s performance. Our nominating and corporate governance committee is currently comprised of Mr. Jacques Vincent as its Chairman and Mr. Craig Peus.

Director Nominations

Part of our Nominating and Corporate Governance Committee’s duties is to screen and nominate candidates considered for election to our Board. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating and Corporate Governance Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.

The Nominating and Corporate Governance Committee values diversity as a factor in selecting individuals nominated to serve on the Board. Although the Board prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate mix, nor is there any specific policy on diversity. The Nominating and Corporate Governance Committee uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to a high standard of service for the Board.

Board Leadership Structure and Risk Oversight

Mr. Frederic Scheer is our Chairman and Chief Executive Officer. At the advice of other members of the management or the Board, Mr. Scheer calls meetings of the Board when necessary. We have four independent directors. Our Board has three standing committees, each of which is comprised solely of independent directors. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader eliminates the potential for confusion and provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board of Directors has overall responsibility for risk oversight. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes.

Our Board of Directors is responsible for approving all related party transactions. We have not adopted written policies and procedures specifically for related person transactions.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees. A copy of the Code of Ethics, may be obtained, free of charge, by submitting a written request to the Company.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board by writing to Cereplast, Inc., 300 N. Continental Blvd., Suite 100, El Segundo, CA 90245 Attention: Mr. Frederic Scheer, or by facsimile (310) 615-9800. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Director Compensation

The following table sets forth with respect to our independent directors, compensation information inclusive of equity awards and payments made in the year end December 31, 2011. All compensation paid to Frederic Scheer, our Chief Executive Officer and Chairman of the Board of Directors, is included in the summary compensation table under “Executive Compensation” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Petros Kitsos	$—	$30,813	$—	$—	$—	$—	$30,813
Jacques Vincent	—	30,813	—	—	—	—	30,813
Craig Peus	12,500	61,625	—	—	—	—	74,125
Frank Hunt	—	61,625	—	—	—	—	61,625

(1)

During the year ended December 31, 2011, our independent directors received an aggregate of 37,500 shares of restricted Cereplast common stock valued at $184,876 for their service as members of the Board of Directors.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 5605(a)(2) of the NASDAQ Stock Market). The Audit Committee operates under a written charter, which can be found in the Corporate Governance section of our website, http://investor.cereplast.com/governance.cfm, and is also available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2011.

We have reviewed and discussed with management and HJ Associates & Consultants, LLP, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with HJ Associates & Consultants, LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and HJ Associates & Consultants, LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from HJ Associates & Consultants, LLP required by applicable requirements of the PCAOB regarding HJ Associates & Consultants, LLP’s communications with the Audit Committee concerning independence, and have discussed with HJ Associates & Consultants, LLP, their independence from management and the Company.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Franklin Hunt, Chairman

Craig Peus

Jacques Vincent

Dated as of October 19, 2012

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company are as follows:

Name	Age	Position
Frederic Scheer	58	CEO, Founder and Chairman of the Board of Directors
Michael Okada	44	Vice President, Chief Accounting Officer and Interim CFO
Mark Barton	53	Senior Vice President, Operations
Kelvin Okamoto	52	Senior Vice President and CTO

Biographical information about Mr. Scheer is provided in “Proposal No. 1 — Proposal for the Election of Five Directors”.

MICHAEL OKADA, our Vice President, Chief Accounting Officer and Interim CFO since February, 2012, joined Cereplast as Vice President and Corporate Controller in April 2011. From June, 2009 through February, 2011, Mr. Okada served as Vice President, Finance and Corporate Controller of Mindspeed Technologies, Inc. (MSPD – NasdaqGS), a fabless semiconductor company based in Newport Beach, CA. Mr. Okada served as Interim Vice President of Financial Reporting from September, 2008 through April, 2009 of American Apparel, Inc. (APP – Amex), a publicly traded vertically integrated apparel company. Mr. Okada also served as Chief Financial Officer and Treasurer of ExtruMed, LLC, a medical device component manufacturer, from May, 2007 through August, 2008. Mr. Okada holds a Bachelor of Science degree in Accounting from Santa Clara University and is a Certified Public Accountant licensed in the state of California.

MARK BARTON, joined Cereplast as Senior Vice President, Operations in July 2008. Mr. Barton leads our global manufacturing operations. With over 25 years of successful plastic compounding industry experience, most recently as Vice President of Toray Resin Company, Mr. Barton has held a succession of resin manufacturing leadership positions. Under Mr. Barton’s leadership, Toray Resin’s engineering resin compounding operations became an industry leader, achieving registrations of ISO 9001/TS16949 for quality systems, ISO 14001 for environmental systems and receiving the Toray Industries, Presidents Award in 2006 for overall performance and achievement. Mr. Barton’s experience includes championing successful lean manufacturing and continuous improvement systems in resin compounding operations. Mr. Barton holds a Bachelor of Science degree in Management Science/Business Administration from Franklin University in Columbus, Ohio.

KELVIN OKAMOTO, our Senior Vice President and Chief Technology Officer since April, 2011, joined Cereplast as Senior Vice President of Research & Development in December, 2010. Dr. Okamoto brings 20 plus years of research and development experience in the plastics and packaging industries to his role as Chief Technology Officer. Prior to joining Cereplast, he served as Manager of Materials Engineering and Manager of Materials Engineering for Solo Cup Operating Corp. Dr. Okamoto’s career has included positions as an Intellectual Property Consultant, Chief Engineer at Taylor-Made-Adidas, Director of Intellectual Property at Trexel, Inc., Materials Development Manager at Pactiv, Group Leader-Structural Plastics Product Development and Research Chemist at Himont USA (presently Lyondell Basell) and Staff Chemist at GE Corporate Research and Development. Dr. Okamoto has been affiliated with the American Chemical Society, ASTM, National Association of Patent Practitioners and the Society of Plastic Engineers, where he has held a number of elected positions. Dr. Okamoto holds a Ph.D. in Chemistry from Cornell University and a Bachelor of Science degree in Chemistry from Stanford University.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, our executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any executive officer of the Company is a party adverse to the Company or has a material interest adverse to the Company.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid and equity awards granted by us for years ended December 31, 2011 and 2010 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2011 whose total compensation exceeded $100,000.

Name & Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Frederic Scheer, CEO	2011	$513,218	$401,000	$97,330	$—	$—	$—	$12,100	$1,023,648
Chief Executive Officer	2010	269,778	—	106,250	—	—	—	133,687	509,715
Heather Sheehan (3)	2011	180,000	—	28,246	230,467	—	—	57,800	496,513
Former Chief Financial Officer	2010	73,571	—	75,002	—	—	—	77,225	225,798
Mark Barton	2011	178,846	—	18,488	230,467	—	—	—	427,801
SVP, Operations	2010	125,000	—	10,575	—	—	—	—	135,575
Kelvin Okamoto (4)	2011	173,077	—	47,479	—	—	—	—	220,556
SVP, Chief Technology Officer	2010	7,500	—	—	—	—	—	—	7,500

(1)	Bonus paid in 2011 was approved by our Board of Directors, as recommended by the Compensation Committee for growth initiatives and accomplishments achieved throughout the duration of the 5 year term of Mr. Scheer’s expiring Employment Agreement.
(2)	Other compensation comprises payments made of salary amounts voluntarily deferred from a prior year in 2010 and 2011, as well as auto allowances in 2011
(3)	Ms. Sheehan joined the Company on August 16, 2010 and resigned as our Chief Financial Officer effective on February 29, 2012.
(4)	Dr. Okamoto joined the Company on December 1, 2010.

EMPLOYMENT AND OTHER AGREEMENTS

Effective August 1, 2011, we entered into an Amended and Restated Employment Agreement with Frederic Scheer (the “Scheer Agreement”) pursuant to which Mr. Scheer will continue to serve as our Chief Executive Officer for a period of four (4) years, unless earlier terminated, as provided in the Scheer Agreement. Six months prior to the expiration of the Term, the Company and Mr. Scheer agree in good faith to enter into discussions on a new employment term and related employment agreement.

The Scheer Agreement provides for annual compensation of $565,000 and can be terminated for Cause, as defined in the agreement, or without cause; provided however, if Mr. Scheer is terminated without cause or resigns for Good Reason, as defined in the Scheer Agreement, he is entitled to receive in a severance package: (i) an amount equal to one and one half times (1.5x) the annual base salary in effect at the date of the termination; (ii) the average of the previous two annual bonus payments or the previous year’s annual bonus if less than two years of bonuses that have been paid; and (iii) all required COBRA premiums to the Company’s health plan insurer in order to continue Mr. Scheer’s health care coverage. Mr. Scheer’s employment shall terminate automatically upon Mr. Scheer’s death.

If a Change of Control occurs, Mr. Scheer may elect to terminate the Scheer Agreement within 120 days after such Change of Control by giving written notice of such election to the Company. If Mr. Scheer elects to terminate as a result of a Change of Control, the Company shall pay to Mr. Scheer the total of 2.99 times his Annual Base Salary and the average of the previous two Annual Bonus payments or the previous year’s Annual Bonus if less than two years of bonuses have been paid. Mr. Scheer’s unvested stock options, if any, shall immediately vest and Mr. Scheer will also be entitled to continued health benefits.

The Scheer Agreement provides for the payment of a performance based annual bonus which shall not exceed 50% of Mr. Scheer’s base salary and a discretionary bonus to be determined by the Board and the Compensation Committee of the Company.

If Mr. Scheer’s employment is terminated by the Company for cause, by Mr. Scheer for good reason, or due to Mr. Scheer’s death, then effective on the date of termination all unvested rights held by Mr. Scheer to any equity, quasi-equity, or similar interests, including but not limited to options, stock units, or stock appreciation rights, shall become fully vested.

The Scheer Agreement also contains standard assignment of inventions, non-disclosure, non-solicitation, and conflict of interest clauses.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2011.

Name	Option awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Mark Barton	20,000	80,000	100,000	$5.31	1/11/21

Equity Compensation Plan Information

As of December 31, 2011:

Plan Category	Number of shares to be issued upon exercise of outstanding options and warrants	Weighted- average exercise price of outstanding options and warrants	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	—	—	—
Equity Compensation Plan not approved by security holders	71,250	$22.40	34,375

Total	71,250	$22.40	34,375

STOCK OPTION PLAN

General

The 2004 Employee Stock Option Plan (the “Plan”) was adopted by the Board of Directors. The Board of Directors has initially reserved 25,000,000 shares of our common stock for issuance under the Plan. Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986 (the “Code”) or which are not (“Non-ISOs”) intended to qualify as Incentive Stock Options thereunder.

The Plan and the right of participants to make purchases there under are intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Purpose

The primary purpose of the Plan is to attract and retain the best available personnel for our company in order to promote the success of our business and to facilitate the ownership of our stock by employees.

Administration

The Plan is administered by our Board of Directors, as the Board of Directors may be composed from time to time. All questions of interpretation of the Plan are determined by the Board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors.

Notwithstanding the foregoing, the Board of Directors may at any time, or from time to time, appoint a committee (the “Committee”) of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board of Directors, and shall be substituted for the Board of Directors, in the administration of the Plan, subject to certain limitations.

Members of the Board of Directors who are eligible employees are permitted to participate in the Plan, provided that any such eligible member may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the Stock Option Plan. In the event that any member of the Board of Directors is at any time not a “disinterested person”, as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Plan shall not be administered by the Board of Directors, and may only by administered by a Committee, all the members of which are disinterested persons, as so defined.

Eligibility

Under the Plan, options may be granted to our key employees, officers, directors or consultants, as provided in the Plan.

Terms of Options

The term of each Option granted under the Plan shall be contained in a stock option agreement between the Optionee and us and such terms shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

(a) Purchase Price. The purchase price of the shares of our common stock subject to each ISO shall not be less than the fair market value (as set forth in the Stock Option Plan), or in the case of the grant of an ISO to a Principal Stockholder, not less than 110% of fair market value of such shares at the time such Option is granted. The purchase price of the shares subject to each Non-ISO shall be determined at the time such Option is granted, but in no case less than 85% of the fair market value of such shares at the time such Option is granted.

(b) Vesting. The dates on which each Option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted.

(c) Expiration. The expiration of each Option shall be fixed by the Board of Directors, in its discretion, at the time such Option is granted; however, unless otherwise determined by the Board of Directors at the time such Option is granted, an Option shall be exercisable for ten (10) years after the date on which it was granted (the “Grant Date”). Each Option shall be subject to earlier termination as expressly provided in the Plan or as determined by the Board of Directors, in its discretion, at the time such Option is granted.

(d) Transferability. No Option shall be transferable, except by will or the laws of descent and distribution, and any Option may be exercised during the lifetime of the Optionee only by him. No Option granted under the Plan shall be subject to execution, attachment or other process.

(e) Option Adjustments. The aggregate number and class of shares as to which Options may be granted under the Plan, the number and class shares covered by each outstanding Option and the exercise price per share thereof (but not the total price), and all such Options, shall each be proportionately adjusted for any increase decrease in the number of issued shares of our common stock resulting from split-up spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

Except as otherwise provided in the Plan, any Option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of our company. However, the Optionee shall have the right immediately prior to any such transaction to exercise his Option in whole or in part notwithstanding any otherwise applicable vesting requirements.

(f) Termination, Modification, and Amendment. The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock of the Company entitled to vote thereon, and no Option shall be granted after termination of the Plan. Subject to certain restrictions, the Plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our common stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Nevada.

Transactions with Related Persons

At no time during the last two fiscal years has any executive officer, director, or 5% or greater stockholder or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and such person had a direct or indirect material interest.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission and with any exchange on which the Company’s securities are traded. Officers, directors and persons owning more than ten percent of such securities are required by Commission regulation to file with the Commission and furnish the Company with copies of all reports required under Section 16(a) of the Exchange Act. To our knowledge, based solely upon our review of the copies of such reports furnished to us, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that: certain employees who received stock in exchange for services did not timely file Form 4s. The transactions have since been reported on Form 5s filed by each of the foregoing.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL NO. 1

PROPOSAL FOR ELECTION OF FIVE DIRECTORS

At this year’s Annual Meeting, the Board of Directors proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

Name	Age
Frederic Scheer	58
Jacques Vincent	65
Craig Peus	39
Franklin Hunt	62
Paul Pelosi	43

FREDERIC SCHEER, our CEO, Founder and Chairman of the Board of Directors, since Cereplast’s inception, became involved in the biodegradable plastics industry in 1994 through Montedison SpA, a large chemical conglomerate operating Novamont SpA, an Italian resin manufacturer and research company. Foreseeing that the demand for biodegradable products in North America would expand rapidly by the end of the decade, Mr. Scheer created the Biodegradable Products Institute (BPI), and this non-profit organization has quickly become the largest biodegradable association in the world, with more than 40 members, including BASF, DuPont, Georgia Pacific, NatureWorks, Dow and Eastman. Prior to his involvement in the biodegradable industry, Mr. Scheer was a merchant banker in Europe. He holds a Doctor of Laws from the University of Paris, a Masters Degree in Finance and Political Science from Institut d’Etudes Politiques, Paris, France. Mr. Scheer, a U.S. citizen, is fluent in French, Spanish, Italian and English.

Due to his knowledge of the bioplastic industry and the fact that Mr. Scheer is the founder of the Company, the Board of Director concluded that Mr. Scheer had all qualifications to be a member of the Board.

JACQUES VINCENT, Director and Chair of the Nominating and Corporate Governance Committee. Mr. Vincent has served as a Director of the Company since January 2008. Mr. Vincent was recently named vice chairman and advisor to the chairman and previously served as the vice chairman and chief operating officer at Groupe Danone. Mr. Vincent began his career with Danone in 1970 and has since held various financial and overall management positions within the company. Mr. Vincent is a graduate engineer of the Ecole Centrale, Paris, holds a bachelor’s degree in economics from Paris University and a Master’s of Science from Stanford University. In addition to Mr. Vincent’s position at Groupe Danone, he is the Chairman of Daniel Carasso Research Center and Ecole Normale Superieure de Lyon, and board member of Syngenta in Switzerland and Yakult Honsha in Japan.

Due to his knowledge of the Trade and marketing of food service items and dairy products around the world, the Board concluded that Mr. Vincent is qualified to serve as a Director. Mr. Vincent is also Chairman of the Nominating and Corporate Governance Committee.

CRAIG PEUS, Director and Chair of the Compensation Committee. Mr. Peus was appointed as one of our directors effective September 29, 2010. Mr. Peus currently serves as the Chairman and Founder of One Simple Move Inc., a web-based relocation software company, a position he has held since June 2006. Mr. Peus also currently serves as an advisor to three operating companies providing general business advice. Mr. Peus has served as a Managing Director of Waveland Capital Group, Inc. a multi-service investment bank. From June 2003 through December 2009, Mr. Peus was the Managing Partner and Co-Founder of Blossom Street Capital Advisors, LLC, an investment banking firm and licensed broker/dealer. Mr. Peus has held executive level positions at Astera Care, LLC, MTS Health Partners, LP, KRS Kapital, LLC and was a financial analyst at Salomon Brothers, Inc. Mr. Peus received a Bachelor of Sciences Degree in Biological Sciences from Stanford University.

Due to his knowledge of the financial industry, the Board concluded that Mr. Peus is qualified to serve as a Director. Mr. Peus is also Chairman of the Compensation Committee.

FRANKLIN HUNT, Director and Chair of the Audit Committee. Mr. Hunt was appointed as one of our directors effective September 29, 2010. Mr. Hunt is the owner of Hunt Business Consulting, a company that provides consultation to companies regarding current requirements under GAAP and IFRS. Mr. Hunt served as a member of HJ &Associates, LLC from 1995 through May 2010. Mr. Hunt received a Bachelor of Science degree from Brigham Young University. He is a member of AICPA and UACPA and is a Certified Public Accountant licensed in the state of Utah.

Due to his experience in public accounting, the Board concluded that Mr. Hunt is qualified to serve as a Director. Mr. Hunt is also Chairman of the Audit Committee.

PAUL PELOSI, JR., Director. Mr. Pelosi was appointed as one of our directors effective February 24, 2012. Mr. Pelosi has 16 years of experience in advising emerging and Fortune 500 companies in the areas of finance, infrastructure, sustainability and public policy. Since October 2011, Mr. Pelosi has served as Director of Corporate Development at Petrus Capital Partners, LLC. Mr. Pelosi also served as Director of Investment Banking and M&A at WR Hambrecht from March 2009 through September 2011. Mr. Pelosi served as Senior Vice President of Business Development at InfoUSA, from February 2007 through March 2009. From January 2003 through January 2007, Mr. Pelosi was Manager and Originator in the New Construction Division at Bank of America Countrywide. Mr. Pelosi received a BA in History in 1991, and a JD/MBA with a specialization in International Business in 1995 from Georgetown University.

Due to his knowledge of the environmental issues in public policy, the Board concluded that Mr. Pelosi is qualified to serve as a Director.

Board Determination of Independence

Our Board of Directors has determined that Messrs. Vincent, Hunt, Peus and Pelosi, comprising a majority of the board of directors are currently “independent” as that term is defined under current listing standards of NASDAQ.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders, who are entitled to vote, present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute less than a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our Board has appointed HJ Associates & Consultants, LLP (“HJ Associates”), to serve as our independent registered public accounting firm for the year ending December 31, 2012. HJ Associates has acted as our principal accountant since November, 2005 and served as our principal accountant for the year ending December 31, 2011.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, Cereplast is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Cereplast and its shareholders. If the appointment is not ratified, the Board will consider its options.

A representative of HJ Associates is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Our Audit Committee retains our independent registered public accounting firm and approves in advance all audit and non-audit services performed by this firm and any other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with Cereplast. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of Cereplast’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

It is not the duty of the Audit Committee to determine that Cereplast’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Cereplast’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of Cereplast’s independent registered public accounting firm with respect to such financial statements.

The following table sets forth all fees we incurred in connection with professional services rendered by HJ Associates & Consultants, LLP during the years ended December 31, 2011, and 2010:

Fee Type	2011	2010
Audit Fees	$76,500	$73,200
Tax Fees	2,100	2,208
All Other Fees(1)	17,800	6,800

	$96,400	$82,208

(1)	All Other Fees include fees related to reviews and issuance of documents related to Registration Statements that we filed during the year.

The Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accountants, HJ Associates & Consultants, LLP, up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual explicit case-by-case basis before the independent registered public accountants are engaged to provide each service. The Audit Committee has determined that the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Required Vote

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF HJ ASSOCIATES & CONSULTANTS, LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2012.

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 3:

APPROVAL OF A STOCK PURCHASE AGREEMENT, DATED AUGUST 24, 2012, PURSUANT TO WHICH THE COMPANY MAY ISSUE MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Terms of the Transaction

On August 24, 2012, the Company entered into a Stock Purchase Agreement (the “Ironridge Purchase Agreement”) with Ironridge Technology Co., a division of Ironridge Global IV, Ltd (“Ironridge”), pursuant to which Ironridge agreed to purchase from the Company, and we agreed to sell to Ironridge (subject to the terms and conditions set forth therein), an aggregate of $5,000,000 of Series A Preferred Stock at a price of $10,000 per share of Series A Preferred Stock.

The initial closing under the Ironridge Purchase Agreement, pursuant to which the Company sold to Ironridge 30 shares of Series A Preferred Stock for a purchase price of $300,000, occurred on August 24, 2012 (the “Initial Ironridge Closing”). Subsequent closings under the Ironridge Purchase Agreement (“Subsequent Closings”) will occur in tranches of 25 shares of Series A Preferred Stock, on the first day of each calendar month (or earlier, at the Company’s option), following satisfaction of certain conditions set forth in the Ironridge Purchase Agreement including a registration statement, covering at least twice the number of shares reasonably necessary for the conversion of all shares of Series A Preferred Stock then outstanding and to be issued at such Subsequent Closing, being current and effective, at least $1 million in aggregate trading volume since the prior closing under the Ironridge Purchase Agreement, and approval by the Company’s shareholders of the issuance of shares of common stock in excess of 20% of the amount of common stock issued and outstanding as of August 24, 2012.

In connection with the Ironridge Purchase Agreement, on August 24, 2012, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (“Certificate of Designation”) with the Secretary of State of Nevada. Under the Certificate of Designation, the Series A Preferred Stock ranks senior with respect to dividend and rights upon liquidation to the Company’s common stock and junior to all existing and future indebtedness. Except as otherwise required by law (or with respect to approval of certain actions), the Series A Preferred Stock shall have no voting rights. Holders of Series A Preferred Stock are entitled to cumulative dividends at a rate of 2.5% per annum when and if declared by the Board of Directors in its sole discretion.

The Series A Preferred Stock may be converted into share of common stock of the Company at the option of the Company (subject to the satisfaction of certain Equity Conditions set forth in the Certificate of Designation, or if the closing price of the common stock exceeds 200% of the conversion price of $0.25 for any 20 consecutive trading days) or the holder. In the event of a conversion at the election of the holder or the Company, the Company shall issue to the holder such number of shares of common stock equal to (a) the Early Redemption Price (as defined in the Certificate of Designation), multiplied by (b) the number of shares being converted, divided by (c) the conversion price of $0.25.

Unless the Company has received the approval of the holders of a majority of the Series A Preferred Stock then outstanding, the Company may not (i) alter or change adversely the powers, preferences or rights of the holders of the Series A Preferred Stock or alter or amend the Certificate of Designation; (ii) authorize or create any class of stock ranking senior as to distribution of dividends senior to the Series A Preferred Stock; (iii) amend its certificate of incorporation in breach of any provisions of the Certificate of Designation; (iv) increase the authorized number of Series A Preferred Stock; or (v) liquidate, or wind-up the business and affaires of the Corporation or effect any Deemed Liquidation Event, as defined in the Certificate of Designation.

Upon or after 18 years after the Issuance Date, the Corporation will have the right to redeem 100% of the Series A Preferred Stock at a price of $10,000 per share plus any accrued and unpaid dividends (the “Corporation Redemption Price”). The Company is also permitted to redeem the Series A Preferred Stock at any time after issuance at price per share equal to the sum of the following: (a) the Corporation Redemption Price, plus (b) the Embedded Derivative Liability (as defined in the Certificate of Designation), less (c) any dividends that have been paid. The Certificate of Designation also provides for mandatory redemption if the Company determines to liquidate, dissolve or wind-up its business or effects any Deemed Liquidation Event.

In connection with the Ironridge Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the shares of common stock issuable upon conversion of the shares of Series A Preferred Stock issuable under the Ironridge Purchase Agreement. The Company agreed to file such registration statement on or before October 31, 2012 and to use its best efforts to have such registration statement declared effective on or before the 90th day after October 31, 2012.

Why the Company Needs Shareholder Approval

We are seeking shareholder approval in order to comply with Rule 5635 of the NASDAQ Stock Market and to satisfy one of the conditions under the Ironridge Purchase Agreement for additional sales of Series A Preferred Stock to Ironridge.

Rule 5635 of the NASDAQ Stock Market (“Rule 5635”) requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

We are seeking shareholder approval so that we may sell additional shares of Series A Preferred Stock under the Ironridge Purchase Agreement. If the Company fails to obtain such shareholder approval, we will be unable to sell additional shares of Series A Preferred Stock under the Ironridge Purchase Agreement. We anticipate that we will need to sell additional shares of Series A Preferred Stock under the Ironridge Purchase Agreement to obtain working capital to fund our operations over the next year. As of June 30, 2012 we had cash of $190,000 and working capital of $13,144,000.

Effect of Proposal on Current Shareholders

If this Proposal No. 3 is adopted, and we are able to satisfy the remaining conditions for sales of additional shares of Series A Preferred Stock under the Ironridge Purchase Agreement, we may sell up to 500 shares of Series A Preferred Stock (including 30 shares sold at the Initial Ironridge Closing) to Ironridge under the Ironridge Purchase Agreement, and up to a maximum of 20,000,000 shares of common stock would be issuable upon conversion of such 500 shares of Series A Preferred Stock. The issuance of such shares would result in significant dilution to our shareholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale of the common stock issued upon conversion of the Series A Preferred Stock issuable under the Ironridge Purchase Agreement could cause the market price of our common stock to decline.

Further Information. The terms of the Ironridge Purchase Agreement, Registration Rights Agreement and Certificate of Designation are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on August 31, 2012, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Required Vote

Approval of the Ironridge Purchase Agreement and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith requires the receipt of the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK PURCHASE AGREEMENT, DATED AUGUST 24, 2012, PURSUANT TO WHICH THE COMPANY MAY ISSUE MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 4:

APPROVAL OF A NOTE PURCHASE AGREEMENT, DATED OCTOBER 15, 2012, PURSUANT TO WHICH THE COMPANY MAY ISSUE MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Terms of the Transaction

On October 15, 2012, the Company entered into a Note Purchase Agreement (the “Hanover Purchase Agreement”) with Hanover Holding I, LLC (“Hanover”), pursuant to which Hanover agreed to purchase from the Company, and we agreed to sell to Hanover (subject to the terms and conditions set forth therein), an aggregate of $800,000 of convertible promissory notes (the “Hanover Notes”). Subject to the terms and conditions set forth in the Hanover Purchase Agreement, the Hanover Notes will be sold in tranches of $100,000 through on or around February 15, 2013. The initial closing under the Hanvor Purchase Agreement, pursuant to which we sold to Hanover a Hanover Note in the amount of $100,000 (the “Initial Hanover Closing”) occurred on October 16, 2012, The Hanover Notes bear interest at the rate of 12% per annum and mature eight months after issuance. The Hanover Notes are convertible at the option of the holder at a price equal to 75% of the average of the three lowest volume weighted average prices during the ten consecutive trading day period immediately prior to the date of conversion. The Hanover Notes contain standard default provisions and provisions for adjustment for the conversion price in the event of subsequent equity sales.

Pursuant to the Hanover Purchase Agreement, the holders of the Hanover Notes will not have the right to receive more than 19.999% of the outstanding common stock of the Company as of October 15, 2012, unless the Company’s shareholders have approved the transactions contemplated by the Hanover Purchase Agreement, including the issuance of shares upon conversion of the Hanover Notes in excess of 20%.of the Company’s outstanding common stock. In the event the Company fails to obtain such shareholder approval at its 2012 annual meeting of shareholders, Hanover will have the right to terminate the Hanover Purchase Agreement and its obligation to purchase additional Hanover Notes pursuant to the Hanover Purchase Agreement.

Why the Company Needs Shareholder Approval

We are seeking shareholder approval in order to comply with Rule 5635, so that we may continue to sell Hanover Notes under the Hanover Purchase Agreement, and so that Hanover may convert all of such Hanover Notes into common stock. As noted above, unless such shareholder approval is obtained, the holders of the Hanover Notes will not have the right to right to receive more than 19.999% of the outstanding common stock of the Company as of October 15, 2012. Further, as noted above, if such shareholder approval is not obtained at the 2012 Annual Meeting, Hanover will have the right to terminate the Hanover Purchase Agreement and its obligation to purchase additional Hanover Notes thereunder. We anticipate that we will need to sell additional Hanover Notes under the Hanover Purchase Agreement to obtain working capital to fund our operations over the next year. As of June 30, 2012 we had cash of $190,000 and working capital of $13,144,000.

Effect of Proposal on Current Shareholders

If this Proposal No. 4 is adopted, and we are able to satisfy the remaining conditions for sales of additional Hanover Notes under the Hanover Purchase Agreement, we may sell up to $800,000 of Hanover Notes (including $100,000 shares sold at the Initial Hanover Closing) to Hanover under the Hanover Purchase Agreement. As noted above, the Hanover Notes are convertible at the option of the holder at a price equal to 75% of the average of the three lowest volume weighted average prices during the ten consecutive trading day period immediately prior to the date of conversion. Based on the conversion price of $0.192725 as of October 16, 2012, up to a maximum of 4,150,992 shares of common stock would be issuable upon conversion of such $800,000 of Hanover Notes. The issuance of such shares would result in significant dilution to our shareholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale of the common stock issued upon conversion of the Hanover Notes issuable under the Hanover Purchase Agreement could cause the market price of our common stock to decline. As noted above, the conversion price of the Hanover Notes is continuously adjustable based on the market price of our common stock, which could result in an even greater number of shares issuable upon such conversion.

In evaluating Proposal No. 4, shareholders should also consider the following risk factors:

If Proposal No. 4 is approved, as a result of the continuously adjustable conversion price feature of the Hanvoer Notes, our obligation to issue shares of common stock upon conversion of the Hanover Notes will be limitless, which will cause dilution to our existing stockholders.

Pursuant to the Hanover Purchase Agreement, we may sell to Hanover up to $800,000 in Hanover Notes, including $100,000 sold at the Initial Hanover Closing. The Hanover Notes are convertible to common stock at a conversion price equal to 75% of the average of the three lowest volume weighted average prices during the ten consecutive trading day period immediately prior to the date of conversion. If Proposal No. 4 is approved, our obligation to issue shares upon conversion of the Hanover Notes will be essentially limitless. The number of shares of common stock issuable upon conversion of the Hanover Notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

If Proposal No. 4 is approved, the continuously adjustable conversion price feature of the Hanover Notes may encourage investors to make short sales in our common stock, which could have a depressive effective on the price of our common stock, and make it more difficult for us to raise additional funds.

The downward pressure on the price of the common stock as holders of the Hanover Notes convert and sell material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. The holders of the Hanover Notes could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of Hanover Notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock. Downward pressure on the price of our common stock from consecutive conversions could result in the holders converting the Hanover Notes into common stock at successively lower conversion rates, thereby causing a successively greater dilution of our stockholders, and causing a downward spiraling effect on the price of our common stock (a so-called “death spiral”). A lower price of our common stock would make it more difficult for us to raise additional funds.

Further Information. The terms of the Hanover Purchase Agreement and Hanover Notes are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2012, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Required Vote

Approval of the Hanover Purchase Agreement and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith requires the receipt of the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NOTE PURCHASE AGREEMENT, DATED OCTOBER 15, 2012, PURSUANT TO WHICH THE COMPANY MAY ISSUE MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 5:

APPROVAL OF AN EXCHANGE AGREEMENT, DATED OCTOBER 15, 2012, PURSUANT TO WHICH THE COMPANY MAY ISSUE MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Terms of the Transaction

On October 15, 2012, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Magna Group LLC (“Magna”), pursuant to which the Company agreed to issue to Magna convertible notes (the “Magna Notes”), in the aggregate principal amount of up to $4,598,110, in exchange for an equal amount of participation interests in certain secured promissory notes (the “Secured Notes”) issued by the Company to Compass Horizon Funding Company, LLC (“Horizon”) to be acquired by Magna. Pursuant to a participation purchase agreement dated as of October 15, 2012 (the “Magna Purchase Agreement”), Magna agreed to acquire, in tranches through on or around February 15, 2013, participation interests in the Secured Notes from Horizon up to the maximum amount of the principal outstanding, together with accrued interest and fees. The initial closing under the Exchange Agreement, pursuant to which the Company issued a Magna Note in the amount of $500,000 in exchange for a participation interest in a Secured Note in the amount of $500,000 (the “Initial Magna Closing”), occurred on October 15, 2012.

The Magna Notes bear interest at the rate of 6% per annum and mature 12 months after the date of issuance. The Magna Notes are convertible at the option of the holder at a conversion price equal to 75% of the average of the three lowest volume weighted average prices during the ten consecutive trading day period immediately prior to the date of conversion. The Magna Notes contain standard default provisions and provisions for adjustment of the conversion price in the event of subsequent equity sales.

The holders of the Magna Notes will not have the right to receive more than 19.999% of the outstanding common stock of the Company as of October 15, 2012, unless the Company’s shareholders have approved the transactions contemplated by the Exchange Agreement, including the issuance of shares upon conversion of the Magna Notes in excess of 20%.of the Company’s outstanding common stock. Pursuant to the Magna Purchase Agreement, in the event the Company fails to obtain shareholder approval for the Exchange Agreement and the issuance of more than 20% of the Company’s issued and outstanding common stock thereunder at its 2012 annual meeting of shareholders, Magna will have the right to terminate the Magna Purchase Agreement and its obligation to purchase additional participation interests in the Secured Notes pursuant to the Magna Purchase Agreement. In the event that Magna terminates the Magna Purchase Agreement, the Company would not issue additional Magna Notes to Magna under the Exchange Agreement, because Magna would not be acquiring additional participation interests in the Secured Notes to exchange for such Magna Notes.

Hanover and Magna have identical ownership.

Why the Company Needs Shareholder Approval

We are seeking shareholder approval in order to comply with Rule 5635, so that we may continue to issue Magna Notes under the Exchange Agreement in exchange for participation interests in the Secured Notes, and so that Magna may convert all of such Magna Notes into common stock. As noted above, unless such shareholder approval is obtained, the holders of the Magna Notes will not have the right to receive more than 19.999% of the outstanding common stock of the Company as of October 15, 2012. Further, as noted above, if such shareholder approval is not obtained at the 2012 Annual Meeting, Magna will have the right to terminate the Magna Purchase Agreement and its obligation to purchase additional participation interests in the Secured Notes thereunder. Such termination would result in our not being able to issue additional Magna Notes under the Exchange Agreement.

Effect of Proposal on Current Shareholders

If this Proposal No. 5 is adopted, we may issue, in exchange for participation interests in the Secured Notes, up to $4,598,110 of Magna Notes (including $500,000 issued at the Initial Magna Closing) to Magna under the Exchange Agreement. As noted above, the Magna Notes are convertible at the option of the holder at a price equal to 75% of the average of the three lowest volume weighted average prices during the ten consecutive trading day period immediately prior to the date of conversion. Based on the conversion price of $0.192725 as of October 16, 2012, up to a maximum of 23,858,400 shares of common stock would be issuable upon conversion of such $4,598,110 of Magna Notes. The issuance of such shares would result in significant dilution to our shareholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale of the common stock issued upon conversion of the Magna Notes issuable under the Exchange Agreement could cause the market price of our common stock to decline. As noted above, the conversion price of the Magna Notes is continuously adjustable based on the market price of our common stock, which could result in an even greater number of shares issuable upon such conversion.

In evaluating Proposal No. 5, shareholders should also consider the following risk factors:

If Proposal No. 5 is approved, as a result of the continuously adjustable conversion price feature of the Magna Notes, our obligation to issue shares of common stock upon conversion of the Magna Notes will be limitless, which will cause dilution to our existing stockholders.

Pursuant to the Exchange Agreement, we may issue to Magna up to $4,598,110 in Magna Notes, including $500,000 issued at the Initial Magna Closing. The Magna Notes are convertible to common stock at a conversion price equal to 75% of the average of the three lowest volume weighted average prices during the ten consecutive trading day period immediately prior to the date of conversion. If Proposal No. 5 is approved, our obligation to issue shares upon conversion of the Magna Notes will be essentially limitless. The number of shares of common stock issuable upon conversion of the Magna Notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

If Proposal No. 5 is approved, the continuously adjustable conversion price feature of the Magna Notes may encourage investors to make short sales in our common stock, which could have a depressive effective on the price of our common stock, and make it more difficult for us to raise additional funds.

The downward pressure on the price of the common stock as holders of the Magna Notes convert and sell material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. The holders of the Magna Notes could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of Magna Notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock. Downward pressure on the price of our common stock from consecutive conversions could result in the holders converting the Magna Notes into common stock at successively lower conversion rates, thereby causing a successively greater dilution of our stockholders, and causing a downward spiraling effect on the price of our common stock (a so-called “death spiral”). A lower price of our common stock would make it more difficult for us to raise additional funds.

Further Information. The terms of the Exchange Agreement and the Magna Notes are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2012, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Required Vote

Approval of the Exchange Agreement and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith requires the receipt of the affirmative vote of the holders of a majority of the shares of the Company’s common stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 5:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE EXCHANGE AGREEMENT, DATED OCTOBER 15, 2012, PURSUANT TO WHICH THE COMPANY MAY ISSUE MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL NO. 6

APPROVAL OF REVERSE STOCK SPLIT

The Board of Directors is recommending that the Company’s shareholders approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”), as described below.

The form of the amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our issued and outstanding common stock will be substantially as set forth on Appendix A. Approval of the proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-twelve, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion, provided that the Board of Directors determines to effect the Reverse Stock Split and such amendment is filed with the Secretary of State of Nevada no later than one year after the date of our Annual Meeting. We believe that enabling our Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than five and no more than ten shares of existing common stock, as determined by our Board of Directors, will be combined into one share of common stock. Any fractional shares will be rounded up to the next whole number. The amendment to our Articles of Incorporation to effect a reverse stock split, if any, will include only the reverse split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

On May 1, 2012, the Company received notice from NASDAQ that the Company’s securities do not meet NASDAQ’s Listing Rule 5550(a)(2) minimum bid price requirement, which requires the bid price of the Company’s common stock to be at least $1.00 per share. The Company has until November 1, 2012 to regain compliance with the minimum bid price rule, unless it is able to obtain an extension of the deadline to regain compliance.

The primary purpose of the Reverse Stock Split is to increase the market price of our common stock so that we can meet the minimum bid price rule requirements of NASDAQ. As of October 16, 2012, the last reported closing price of the Company’s common stock was $0.28. A delisting of the Company’s common stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, the common stock. In addition, any delisting may cause the common stock to be subject to “penny stock” regulations promulgated by the Securities and Exchange Commission. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If the Company’s common stock becomes subject to these regulations, the market price of the common stock and the liquidity thereof could be materially and adversely affected. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange. In addition to increasing the market price of our common stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that approval of the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Articles of Incorporation with the Secretary of State of Nevada. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Articles of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada within one year after the 2012 Annual Meeting, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding common stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of five and a maximum of ten shares of existing common stock will be combined into one new share of common stock. Based on 28,984,907 shares of common stock issued and outstanding as of October 12, 2012, immediately following the reverse split the Company would have approximately 14,492,454 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-2, and 2,415,409 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the reverse split is 1-for-12. Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding following the transaction between 2,414,409 and 14,492,454 shares.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Company’s Articles of Incorporation. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Under our Articles of Incorporation, as amended, our authorized capital stock consists of 495,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001. Except for the conversion of outstanding convertible securities (which conversion would be at the option of the respective holders), the Company does not currently have any plans, proposal or arrangement to issue any of its authorized but unissued shares of common stock.

By increasing the number of authorized but unissued shares of common stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not approved the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be adjusted proportionately based upon the reverse stock split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

The amendment to the Company’s Articles of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the reverse stock split.

Required Vote

Approval of the Reverse Stock Split requires the affirmative vote of the holders of a majority of the total outstanding shares as of the record date.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 6:

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the person named in the enclosed Proxy, or his substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Annual Reports on Form 10-K

Additional copies of Cereplast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 may be obtained without charge by writing to the Corporate Secretary, 300 N. Continental Blvd., Suite 100, El Segundo, California 90245

Stockholders Proposals For The 2013 Annual Meeting.

Proposals by any stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in material relating to such meeting not later than             , 2013.

Any stockholder who wishes to present proposals for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by our Corporate Secretary at our principal executive office on or before             , 2013. Such proposal must also meet the other requirements of the rules of the SEC relating to shareholders’ proposals.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy Card and establishment of the Internet site hosting the proxy material. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Pursuant to a services agreement, dated January 10, 2012, the Company has engaged Alliance Advisors to perform solicitation services in connection with the Annual Meeting, for a fee of $5,500.

By Order of the Board of Directors,

/s/ Frederic Scheer
Chief Executive Officer and Chairman of the Board of Directors

Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 • After Issuance of Stock)

1. Name of corporation:

Cereplast, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Upon the filing of this certificate of amendment, the corporation shall effect a one-for-            reverse split whereby each share of Common Stock, par value $0.001 per share shall, without any action on the part of the holder, become and be converted into             shares of common stock, par value $0.001 per share. In connection with the reverse split, no fractional shares shall be issued. In lieu of fractional shares, each holder who would otherwise be entitled to receive fractional shares of new Common Stock, will, upon surrender of the certificates representing shares of old Common Stock, receive such additional fractional share as will result in the holder having a whole number of shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: greater than 50%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

[Insert proxy card.]

CEREPLAST, INC. The undersigned Stockholder of Cereplast, Inc. hereby appoints Frederic Scheer, as attorney and proxy with full power of substitution to vote all of the shares of Common Stock of Cereplast, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Cereplast, Inc. to be held at The DoubleTree Hotel LAX-El Segundo located at 1985 East Grand Ave., El Segundo, CA 90245 on December 7, 2012 at 9:00 a.m., local time, and at any adjournment or adjournments thereof as follows: This proxy is solicited on behalf of the Board of directors. (continued, and to be dated and signed, on the other side) PLEASE DETACH PROXY CARD Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 7, 2012. The Proxy Statement and our 2011 Annual Report to Stockholders are available at: http://viewproxy.com/cereplast/2012

PleASe MARK YOUR VOTe IN BlUe OR BlAcK INK AS ShOWN heRe FOR AGAINST ABSTAIN 2. Ratify the appointment of HJ Associates & Consultants, LLP FOR WITHHOLD FOR all as the Company’s independent registered public accounting all nominees AUTHORITY nominees except firm for the fiscal year ending December 31, 2012. 1. Proposal One. Election of Directors. as noted below 3. To approve a stock purchase agreement between the 01 FREDERIC SCHEER Company and Ironridge Technology Co., a division of 02 JACQUES VINCENT Ironridge Global IV, Ltd., dated August 24, 2012, and the issuance of more than 20% of the Company’s issued and 03 PAUL PELOSI outstanding common stock at a price that is less than the 04 CRAIG PEUS greater of book or market value in accordance therewith. 05 FRANKLIN HUNT 4. To approve a note purchase agreement between the Company and Hanover Holding I, LLC, dated October 15, 2012, and To withhold authority to vote for any individual nominee(s), mark “For All the issuance of more than 20% of the Company’s issued and Except” and write the number(s) of the nominee(s) on the line below. outstanding common stock at a price that is less than the greater of book or market value in accordance therewith. 5. To approve an exchange agreement with Magna Group LLC, dated October 15, 2012, and the issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance therewith. 6. To approve an amendment to the Articles of Incorporation of the Company to effect a reverse stock split of the Company’s common stock, at a ratio of not less than one-for-two and not greater than one-for-twelve, with the exact ratio to be set within such range in the discretion of the Board of Directors without further approval or authorization of the Company’s shareholders, provided that the Board of Directors determines to effect the reverse stock split and such amendment is filed with the Secretary of State of Nevada no later than one year from the date of the Annual Meeting. 7. In their discretion to vote upon such other matters as may properly come before the meeting. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. Please sign and date this Proxy below and return in the enclosed envelope. Date . 2012 (Signature) (Signature of joint owner) Signature(s) must agree with the name(s) printed on this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. PLEASE DETACH PROXY CARD CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone INTERNET TELEPHONE MAIL Vote Your Proxy on the Internet: Vote Your Proxy by Phone: Vote Your Proxy by Mail: Go to www.cesvote.com Call 1 (888) 693-8683 Have your proxy card available Use any touch-tone telephone to Mark, sign, and date your proxy when you access the above vote your proxy. Have your proxy card, then detach it, and return it website. Follow the prompts to card available when you call. in the postage-paid envelope vote your shares. Follow the voting instructions to provided. vote your shares.